EXHIBIT 99

INFORMATION

FOR IMMEDIATE RELEASE

FURNITURE BRANDS INTERNATIONAL
ANNOUNCES CONSOLIDATION OF OPERATIONS
AT HENREDON, DREXEL HERITAGE AND MAITLAND-SMITH

St. Louis, Missouri, May 23, 2005 — Furniture Brands International (NYSE: FBN), announced today that the operations of Henredon, Drexel Heritage, and Maitland-Smith will be consolidated into one reporting structure under the leadership of Jeff Young.

Jeff Young, currently Chief Executive Officer of Drexel Heritage, and four other members of the Drexel Heritage senior management team have now been moved to HDM Furniture Industries to oversee the combined operations of Henredon, Drexel Heritage and Maitland-Smith. Mr. Young will serve as President and Chief Executive Officer of HDM, and he will continue in his current role as Chief Executive Officer of Drexel Heritage. He will continue to report to Tom Foy, President and Chief Operating Officer of Furniture Brands International. Reporting to Jeff Young will be:

Steve McKee, President and Chief Executive Officer of Henredon;
Lenwood Rich, President and Chief Operating Officer of Drexel Heritage;
Seamus Bateson, President and Chief Executive Officer of Maitland-Smith;
Bryan Milleson, Executive Vice President and Chief Financial Officer of HDM;
Triche Leander, Senior Vice President, Information Technology of HDM;
Tom Mangum, Senior Vice President, Wood Manufacturing of HDM;
and Thad Monroe, Senior Vice President, Upholstery Manufacturing of HDM.

Mr. Young said, “This move will enable us to consolidate back-office operations, gaining cost savings while improving our service levels to the dealers and ultimately to the consumer. We can bring to Henredon and Maitland-Smith the talents of Bryan Milleson, Triche Leander, Tom Mangum and Thad Monroe, who have done an outstanding job in their respective roles at Drexel Heritage. The sales and marketing functions, or front-end portions of these three businesses, will be unaffected by this change. Each of the three companies will continue to develop and drive its own distinctive products and brands, and this change should be totally transparent to their customers and suppliers.”

W.G. (Mickey) Holliman, Chairman and Chief Executive Officer of Furniture Brands, said, “With our many reporting entities, we have redundancy in back-office operating functions. This important first step demonstrates our commitment to get our operating expenses under control and to gain the leverage of our size. This new structure will help us control costs and assist all of our high-end companies in providing more efficient and more cost-effective service to their customers.”

Furniture Brands International is America’s largest home furnishings manufacturer, manufacturing and sourcing its products under six of the best-known brand names in the industry – Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith. The company markets its products across a broad spectrum of price categories and distributes its products through an extensive system of independently owned national, regional and local retailers.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company’s expected cost savings and other efficiencies, the prospects for improved service levels, and other statements containing the words “expects,” “anticipates,” “estimates,” “believes,” and words of similar import. The company cautions investors that any such forward-looking statements are not guarantees of future performance and that certain factors may cause actual results to differ materially from those in the forward-looking statements. Such factors may include: overall business and economic conditions and growth in the furniture industry; changes in customer spending patterns and demand for home furnishings; competitive factors, such as design and marketing efforts by other furniture manufacturers; pricing pressures; success of the marketing efforts of retailers and the prospects for further customer failures; the company’s success in furniture design and manufacture; the effects of manufacturing realignments and cost savings programs; and other risk factors listed from time to time in the company’s public releases and SEC reports, including but not limited to the most recent reports on Forms 10-Q and 10-K. The company also cautions investors that we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.